Exhibit 1(vi) under Form N-1A
                                            Exhibit 3(a) under Item 601/Reg. S-K

                              THE STARBURST FUNDS

Amendment No. 8
                              DECLARATION OF TRUST
                             dated  August 7, 1989



         THIS Declaration of Trust is amended as follows:

         Strike the first paragraph of Section 5 of Article III from the Declaration of Trust and substitute in its place the following:

         "Section 5. Establishment and Designation of Series or Class. Without limiting the authority of the Trustees set forth in Article XII,
          Section 8, inter alia, to establish and designate any additional series or class or to modify the rights and preferences of any existing Series or Class, the series and classes of the Trust are established and designated as:

                The Starburst Government Income Fund
                The Starburst Government Money Market Fund
                    Investment Shares
                    Trust Shares
                The Starburst Money Market Fund
                    Investment Shares
                    Trust Shares
                The Starburst Municipal Income Fund
                The Starburst Equity Fund"
         The undersigned Assistant Secretary of The Starburst Funds hereby certifies that the above stated Amendment is a true and correct Amendment to the Declaration of Trust, as adopted by the Board of Trustees on the 18th day of November, 1993.

         WITNESS the due execution hereof this 18th day of November, 1993.



                                             /s/ C. Grant Anderson
                                             C. Grant Anderson,
                                        Assistant Secretary


                    Amendment No. 9 to Declaration of Trust
                                    RECEIVED
                                  Jul. 5, 1994
                               Secretary of State
                              Corporation Division

December 15, 1993




Ms. Sheila Burke
The Commonwealth of Massachusetts
Office of the Secretary of State
Room 1712 - Trust Division
One Ashburton Place
Boston, Massachusetts  02108

     Re:  THE STARBURST FUNDS

Dear Ms. Burke:

I, S. Elliott Cohan, Assistant Secretary of The Starburst Funds, am writing to inform you that on November 18, 1993, the Board of Trustees voted to change the Resident Agent of said Trust, from 176 Federal Street, Boston, Massachusetts 02110 to Donnelly, Conroy & Gelhaar, One Post Office Square, Boston, Massachusetts 02109-2105. Please return a date stamped copy of the change.

                                        Very truly yours,


                                        /s/ S. Elliott Cohan
                                        S. Elliott Cohan